EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BancorpSouth, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-28081 and 333-193912) on Form S-4, the registration statements (Nos. 333-84389, 333-84395, 333-88226, 333-115451, 333-133390, 333-153867,  333-176391 and 333-190887) on Form S-8 and the registration statement (No. 333-187238) on Form S-3 of BancorpSouth, Inc. of our reports dated February 25, 2014, with respect to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of BancorpSouth, Inc.

/s/ KPMG LLP

Jackson, Mississippi

February 25, 2014